Exhibit 23.4
P.O. Box 8634
Mt Pleasant
Mackay Qld 4740
Ph:           (07) 4951 1166
Fax:          (07) 4951 3935
Mobile:      0412 647 630
E-mail:      mark@mbmining.com.au
To the Board of Directors of
Vale S.A. (“Vale”)
Ladies and Gentlemen:
MB Mining Consultants hereby consents to the incorporation by reference in this Registration Statement on Form S-8 of Vale’s Annual Report on Form 20-F for the year ended December 31, 2008, in which MB Mining Consultants is named as having prepared Vale’s coal reserve estimates.
Regards,
Mark Bowater
Director
MB Mining Consultants Pty Ltd
February 4, 2010